                                                              EXHIBIT 10.16







                             COMERICA INCORPORATED

                     EXECUTIVE OFFICER CONTINUITY AGREEMENT

                               TABLE OF CONTENTS


                                                    ARTICLE 1.PURPOSE, ESTABLISHMENT AND TERM


1.1.     Purpose and Establishment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.2.     Term of the Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2


                                                   ARTICLE 2.NATURE OF RIGHTS UNDER AGREEMENT


2.1.     Contractual Rights to Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

2.2      Effect on Other Benefits and Rights as Employee . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

2.3.     Employment Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


                                                     ARTICLE 3.DEFINITIONS AND CONSTRUCTION


3.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         A.  Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         B.  Annual Base Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         C.  Annual Management Incentive Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         D.  Beneficial Owner or Beneficial Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         E.  Benefit Equalization Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         F.  Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         G.  Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         H.  Change of Control of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         I.  Claims Arbiter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         J.  Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         K.  Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         L.  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         M.  Company Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         N.  Deferred Compensation Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         O.  Disability or Diabled . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         P.  Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Q.  Employee Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         R.  Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         S.  Executive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         T.  Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         U.  Good Reason . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         V.   Long-Term Incentive Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         W.   Notice of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         X.   Official Employment Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Y.   Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Z.   Potential Change of Control of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         AA.  Preferred Savings Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         AB.  Qualifying Circumstance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         AC.  Receipt and Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         AD.  Restricted Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         AE.  Retirement or Retiring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         AF.  Retirement Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         AG.  Severance Benefit(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
3.2.     Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
3.3.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
3.4.     Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
3.5.     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

                                   ARTICLE 4.
                        CONTINUATION OF COMPENSATION AND
                               SEVERANCE BENEFITS


4.1.     Continuation of Compensation Through Date of
         Termination and Severance Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

         A.      Continuation of Compensation Through
                 Date of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

         B.      Severance Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

4.2.     Qualifying Circumstance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
4.3.     Description of Severance Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
4.4.     Effect of Death, Disability or Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
4.5.     Effect of Termination for Cause
         or Other Than for Good Reason  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

4.6.     Notice of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29


                                                                   ARTICLE 5.
                                                      FORM AND TIMING OF SEVERANCE BENEFITS


5.1.     Form and Timing of Severance Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
5.2.     Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32


                                                              ARTICLE 6.SUCCESSORS


6.1.     Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

6.2.     Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33




                                   ARTICLE 7.

               ADMINISTRATION AND CONFIDENTIALITY OF INFORMATION;
          OBLIGATIONS OF EXECUTIVE UPON A POTENTIAL CHANGE OF CONTROL


7.1      Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
7.2      Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
7.3      Obligations of Executive Upon a Potential
         Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

                                                       ARTICLE 8.MISCELLANEOUS PROVISIONS


8.1.     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
8.2.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
8.3.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
8.4.     Claims and Disputes; Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
8.5.     Limitation of Company's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39





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                             COMERICA INCORPORATED
                     EXECUTIVE OFFICER CONTINUITY AGREEMENT


         AGREEMENT by and between Comerica Incorporated, a Delaware corporation (the "Company") and ____________________ ("Executive"), dated as of the 1st day of January, 1996.

                                   ARTICLE 1.
                        PURPOSE, ESTABLISHMENT AND TERM

         1.1 Purpose and Establishment. The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders that the Company maintain the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company (as defined below). To alleviate the inevitable distraction associated with a pending or threatened Change of Control of the Company and to encourage Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control of the Company, the Board believes that it is imperative that it take steps, consistent with those taken by other similarly situated organizations, to provide Executive with compensation and benefits arrangements upon a Change of Control of the Company which ensure that the compensation and benefits expectations of Executive will be satisfied. In order to accomplish the foregoing objectives, the Board has caused the Company to enter into this Agreement. Upon the execution of this Agreement by Executive and approval by the Board, this Agreement shall become effective as of January 1, 1996 (the "Effective Date"), and shall remain in effect as provided in Section 1.2 herein.
         1.2. Term of the Agreement. The term of this Agreement will commence on the Effective Date and continue through December 31, 1998. Beginning January 1, 1999, and each third succeeding January 1st thereafter, the term of this Agreement shall be extended automatically for three additional years unless the Committee delivers written notice to Executive at least fifteen months prior to the end of the original term, or any extended term, that the

Agreement will not be extended. Upon the delivery of such written notice to Executive, the term of the Agreement will expire at the end of the original term, or extended term, then in progress; provided, however, that if a Change of Control of the Company occurs during the original term or during any extended term of this Agreement, this Agreement will not expire until the elapse of the longer of the following periods: (i) the period which ends on the last day of the twenty-fourth month subsequent to the month in which the Change of Control of the Company occurs (or, in the case of a Change of Control of the Company described in Section 3.1.H(3) or (4) hereof, the period which ends on the earlier of (a) the last day of the twenty-fourth month subsequent to the month in which consummation of the transaction, approval of which constitutes the Change of Control of the Company, occurs, or (b) the last day of the thirtieth month subsequent to the month in which the Change of Control of the Company occurs); or (ii) the period which ends on the date all benefits owing to Executive hereunder have been paid.

                                   ARTICLE 2.
                        NATURE OF RIGHTS UNDER AGREEMENT

         2.1. Contractual Rights to Benefits. This Agreement establishes a contractual right to the Severance Benefits Executive may become entitled to hereunder following the occurrence of a Change of Control of the Company.
         2.2 Effect on Other Benefits and Rights as Employee. Entry into this Agreement shall not affect Executive's right to receive any amounts payable to Executive under any benefit, incentive, retirement, or other plan or arrangement, or under any employment agreement, except to the extent that the express provisions of such other agreement, plan or arrangement preclude the payment of or provide for offset of benefits thereunder upon receipt of benefits under this Agreement. Further, Executive's entry into this Agreement shall not adversely affect Executive's rights as an Employee of the Company, whether those rights exist now or arise hereafter.
         2.3. Employment Status. The provisions hereof shall not be deemed to create a contract between the Company and Executive to employ Executive for any fixed period of time. Executive's employment with the Company may be terminated at will by either the Company or Executive, with or without Cause, subject to fulfillment by the Company of its obligation to provide such Severance Benefits as may be required hereunder.

                                   ARTICLE 3.

                          DEFINITIONS AND CONSTRUCTION


         3.1. Definitions. Whenever used in the Agreement, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the term is capitalized.
                 AH. "Agreement" means the Comerica Incorporated Executive Officer Continuity Agreement as herein set forth.
                 AI. "Annual Base Salary" means Executive's rate of annual salary in effect, except as otherwise specifically provided herein, as of the date a Change of Control of the Company occurs, or if such rate is higher as of the date Executive experiences a Qualifying
                        Circumstance, Executive's rate of annual salary in effect as of the date he or she experiences a Qualifying Circumstance.
                        Annual Base Salary shall include (i) any amount which is contributed by the Company pursuant to an elective deferral which is not includable in Executive's gross income under Code Sections 125 or 402(e)(3) and (ii) any amount contributed by the Company to the Deferred Compensation Plan pursuant to
                        Executive's election.
                 AJ. "Annual Management Incentive Program" means the Comerica Incorporated annual management incentive program or any plan or program adopted or implemented by the Company as a successor to such program.
                 AK. "Beneficial Owner" or "Beneficial Ownership" or "Beneficially Owns" or "Beneficially
                        Owned" shall have
                        the meanings ascribed to such terms in
                        Exchange Act Rule 13d-3.
                 AL. "Benefit Equalization Plan" means the Benefit Equalization Plan For Employees of Comerica Incorporated or any plan adopted by the Company as a successor to such plan.
                 AM.    "Board" means the Board of Directors of
                        Comerica Incorporated.
                 AN. "Cause" shall be deemed to have arisen if Executive has conducted himself or herself in a manner described in (1) or (2) below:
                        (1)      If Executive has willfully and
                                 continually failed  to perform
                                 substantially all of his or her
                                 duties with the Company or one of
                                 its affiliates (unless such failure
                                 occurs (i) as a result of
                                 Executive's incapacity precipitated
                                 by physical or mental illness or
                                 (ii) after Executive's issuance of a
                                 Notice of Termination for Good
                                 Reason pursuant to Section 4.6
                                 hereof), after a written demand to
                                 perform is delivered to Executive by
                                 the Board or Chief Executive Officer
                                 of the Company which demand must
                                 specifically identify the manner in
                                 which the Board or Chief Executive
                                 Officer believes that Executive has
                                 not performed substantially all of
                                 his or her duties, provided that
                                 Executive fails to remedy the
                                 situation within ten (10) business
                                 days of receiving such notice; or

                        (2)      If Executive has engaged willfully
                                 in illegal or gross misconduct which
                                 is materially and demonstrably
                                 injurious to the Company, monetarily
                                 or otherwise. However, no act, or
                                 failure to act, on Executive's part
                                 shall be considered "willful" unless
                                 Executive took such action (or
                                 failed to take such action) other
                                 than in good faith and without
                                 reasonable belief that his or her
                                 action or omission was in the best
                                 interests of the Company.
                 AO. "Change of Control of the Company" shall be deemed to have occurred if, during the term of this Agreement, the conditions set forth in any of the following paragraphs shall have been satisfied:
                        (1)      any Person is or becomes the
                                 Beneficial Owner,  directly or
                                 indirectly, of securities of the
                                 Company (not including in the
                                 securities Beneficially Owned by
                                 such Person any securities acquired
                                 directly from the Company or its
                                 affiliates) which represent 26% or
                                 more of the combined voting power of
                                 the Company's then outstanding
                                 securities; or
                        (2)      during any period of up to two
                                 consecutive years (not including any
                                 period prior to the Effective Date
                                 of this Agreement), individuals who
                                 constitute the Board at the
                                 beginning of such period and any new
                                 director (other than a director
                                 whose initial assumption of office
                                 is in connection with an actual or
                                 threatened election contest,
                                 including
                                 but not limited to, a consent
                                 solicitation relating to the
                                 election of directors of the
                                 Company, as such terms are used in
                                 Rule 14a-11 of Regulation 14A under
                                 the Exchange Act) whose election by
                                 the Board or nomination for election
                                 by the Company's stockholders was
                                 approved by a vote of at least
                                 two-thirds (2/3rds) of the directors
                                 then still in office who either were
                                 directors at the beginning of the
                                 period or whose election or
                                 nomination for election was
                                 previously so approved, cease for
                                 any reason to constitute a majority
                                 of the Board; or
                        (3)      the shareholders of the Company (i)
                                 approve a merger or consolidation of
                                 the Company with any other
                                 corporation, or (ii) approve the
                                 issuance of voting securities of the
                                 Company pursuant to applicable stock
                                 exchange requirements in connection
                                 with a merger or consolidation of
                                 the Company or any direct or
                                 indirect subsidiary of the Company
                                 with any other corporation, other
                                 than in either (i) or (ii) above a
                                 merger or consolidation which would
                                 result in the voting securities of
                                 the Company outstanding immediately
                                 prior thereto continuing to
                                 represent (either by remaining
                                 outstanding or by being converted
                                 into voting securities of the
                                 surviving entity), in combination
                                 with shares owned by any trustee or
                                 other fiduciary holding securities
                                 under an employee benefit plan of
                                 the Company, at least 75% of the
                                 combined voting
                                 power of the voting securities of the
                                 Company or such surviving entity
                                 outstanding immediately after such
                                 merger or consolidation; or
                        (4) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement to sell or dispose of all or substantially all of the Company's assets.
                 AP. "Claims Arbiter" means such person or persons as the Company designates to mediate disputes involving the Agreement. No such person shall be an employee of the Company.
                 AQ.    "Code" means the Internal Revenue Code of
                        1986, as amended. All references to sections of the Code shall be deemed to refer to any successor provisions to such sections.
                 AR. "Committee" means the Compensation Committee of the Board of Directors of Comerica Incorporated.
                 AS.    "Company" means Comerica Incorporated, a
                        Delaware corporation (including any and all subsidiaries), and any successor to its business and/or assets which assumes this Agreement by operation of law, or otherwise
                        (except in determining, under Section 3.1.H.
                        hereof, whether or not a Change of Control of the Company has occurred in connection with any such succession).
                 AT. "Company Shares" means shares of $5.00 par value common stock of the Company or any equity securities into which such shares have been converted.

                 AU.    "Deferred Compensation Plan" means the
                        Comerica Incorporated Deferred Compensation
                        Plan, the Manufacturers National Corporation
                        Executive Incentive Plan, or any plan adopted
                        by the Company as a successor to either such
                        plan.
                 AV.    "Disability" or "Disabled" means "Totally
                        Disabled" within the meaning of such term as
                        set forth in the Long-Term Disability Plan
                        of Comerica Incorporated, the provisions of
                        which are incorporated herein by reference.
                 AW.    "Effective Date" means January 1, 1996.
                 AX.    "Employee Options" means options to purchase
                        Company Shares granted pursuant to the Long-Term
                        Incentive Plan.
                 AY.    "Exchange Act" means the Securities Exchange
                        Act of 1934, as amended. All references to sections of the Exchange Act shall be deemed to refer to any successor provisions to such sections.
                 AZ.    "Executive" means the senior officer of the
                        Company who has signed this Agreement as Executive.
                 BA.    "Expiration Date" means the date the
                        Agreement expires, as provided in Section 1.2 herein.
                 BB.    "Good Reason" to justify Executive's decision
                        to terminate his or her employment means the occurrence (without the express written consent of Executive) of any one or more of the following acts by the Company, or failures by the Company to act, unless any such act or failure to act is corrected prior to Executive's Official Employment
                        Termination Date:

                          (1) Assignment of any duties to Executive
                              inconsistent with his or her position as an executive officer of the Company or a substantial reduction in the nature of Executive's responsibilities compared to his or her responsibilities as they existed immediately prior to the occurrence of the Change of Control of the Company;
                          (2) Relocation of Executive's principal work station
                              to a location more than sixty miles away from Executive's principal office at the time of the occurrence of the Change of Control of the Company;
                          (3) Any reduction in the amount of Executive's Annual
                              Base Salary from the rate in effect on the date a Change of Control of the Company occurs or a reduction in Executive's salary range of 15% or more from his or her salary range in effect on the date a Change of Control of the Company occurs;
                          (4) Failure to pay to Executive his or her (i) Annual
                              Base Salary on the date scheduled for payment unless Executive has voluntarily deferred the receipt of any amount not paid, (ii) annual bonus under the Annual Management Incentive Program (or under any other short-term compensation plan in which Executive was eligible to participate before the occurrence of a Change of Control of the Company) at the normal payment time unless non-payment of the bonus is attributable to the Company's failure to attain a level of performance which would generate a bonus pool or to inadequate performance by Executive, or (iii) deferred compensation under the Deferred Compensation Plan

                              (or under any other deferred compensation program of the Company), within sixty days of the date such compensation is scheduled to be paid;
                          (5) (i) Discontinuance of any compensation plan in
                              which Executive is eligible to participate
                              immediately prior to the occurrence of the Change of Control of the Company which provides benefits material vis-a-vis Executive's overall remuneration (including, but not limited to, the Annual Management Incentive Program, the
                              Long-Term Incentive Plan, the Preferred Savings Plan, the Retirement Plan, the Benefit Equalization Plan, the Deferred Compensation
                              Plan, or any substitute plans adopted by the
                              Company prior to the occurrence of the Change of Control of the Company), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to any such plan, or (ii) failure to continue Executive's coverage under any such plan or arrangement on a basis at least as favorable, both in terms of the amount of benefits provided and the level of Executive's coverage relative to other executives, as existed at the time of the occurrence of the Change of Control of the Company;
                          (6) (i) Failure to continue to provide coverage
                              (and/or benefits) to Executive similar to that he or she enjoyed under the company-sponsored life insurance, medical, health and accident, disability or other welfare benefit or material fringe benefit plans at the time of the occurrence of the Change of Control
                             of the Company, or (ii) the taking of any action which would materially reduce, directly or indirectly, any such coverage or which would deprive Executive of any material welfare or fringe benefit he or she enjoyed at the time of the occurrence of the Change of Control of the Company, provided, in either situation, the Company's action occurs other than as a result of an
                             across-the-board adjustment in coverage and/or benefits which affects all senior officers of the Company and all senior officers of any Person in control of the Company;
                     (7)     Failure to obtain a satisfactory agreement from
                             any successor to   assume the Company's obligations
                             under this Plan, as required under Section 6.1 hereof; and
                     (8) The taking of action by the Company which purports to terminate Executive's employment without providing Executive a Notice of Termination which satisfies the requirements of Section 3.1.W. hereof.
                             Executive's right to resign for Good Reason shall not be affected by his or her incapacity due to physical or mental illness nor shall Executive's continuation of employment following the occurrence of any circumstance constituting Good Reason constitute consent to such circumstance or a waiver of rights hereunder.

                 BC. "Long-Term Incentive Plan" means the Comerica Incorporated Long Term Incentive Plan or any plan adopted by the Company as a successor to such plan.
                 BD. "Notice of Termination" means a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination after reasonable notice to Executive and an opportunity for Executive, together with
                        Executive's counsel, to be heard before the Board
                        (i) which finds that, in the good faith opinion of the Board, Executive was guilty of conduct set forth in clause (1) and/or (2) of the definition of Cause herein, and (ii) which specifies the particulars thereof in detail.
                 BE. "Official Employment Termination Date", with respect to any purported termination of Executive's employment after the occurrence of a Change of Control of the Company and during the term of this Agreement, means: (i) if Executive's employment is terminated due to Disability, thirty days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of his or her duties during such thirty-day period), and (ii) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination [which, in the case of a termination by either the Company or Executive, shall be not less than thirty days (except in the case of a termination for Cause or except in the case where the event constituting Good Reason occurred during the last thirty days of the term of this Agreement)] from the date such Notice of Termination is given.
                 BF.    "Person" shall have the meaning set forth in
                        Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof;
                        however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan sponsored by the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
                        (iv) a corporation, owned directly or indirectly, by the stockholders of the Company, in which their ownership interests are in substantially the same proportions as their ownership interests in stock of the Company.
                 BG. "Potential Change of Control of the Company" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
                        (1) the Company enters into an agreement, the
                            consummation of which would result in the occurrence of a Change of Control of the Company;
                        (2) the Company or any Person publicly announces
                            an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control of the Company;
                        (3) any Person who is, or becomes, the Beneficial
                            Owner, directly or indirectly, of securities of the Company, which represent 10% or more of the combined voting power of the Company's then outstanding securities, increases such
                            Person's Beneficial Ownership of such
                            securities by 5% or more over the percentage so owned by such Person on the Effective
                            Date; or
                        (4) the Board adopts a resolution to the effect
                            that, for purposes of this Agreement, a
                            Potential Change of Control of the Company has occurred.
                 BH.    "Preferred Savings Plan" means the Comerica
                        Incorporated Preferred Savings Plan or any plan adopted by the Company as a successor to such plan.
                 BI. "Qualifying Circumstance" means any of the events described in Section 4.2 hereof.
                 BJ. "Receipt and Release" means a receipt for payment of benefits hereunder and a release of claims against the Company in the form set forth in Exhibit A. The provisions of Exhibit A are incorporated herein by reference.
                 DD. "Restricted Shares" means Company Shares granted to Executive under the Long-Term Incentive Plan subject to restrictions.
                 EE. "Retirement" or "Retiring" shall be deemed to be the reason for the termination by the Company or Executive of Executive's employment if
                        Executive's employment is terminated in
                        accordance with (i) the Company's
                        retirement policy (excluding its early retirement policy), which applies to its salaried employees, as in effect immediately prior to the occurrence of the Change of Control of the Company, or (ii) any retirement arrangement which Executive has consented to.
                 FF. "Retirement Plan" means the Comerica Incorporated Retirement Plan or any plan adopted by the Company as a successor to such plan.
                 GG. "Severance Benefit(s)" means the items of severance compensation as provided in Article 4 hereof.

        3.2. Gender and Number.   The masculine, feminine and neuter, wherever
used in the Plan, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.
        3.3. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity of the provision shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
        3.4. Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by Executive and by the Chairman of the Committee.
        3.5. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Delaware shall be the controlling law in all matters relating to this Agreement.

                                   ARTICLE 4.
                        CONTINUATION OF COMPENSATION AND
                               SEVERANCE BENEFITS


         4.1. Continuation of Compensation Through Date of Termination and Severance Benefits.
         A. Continuation of Compensation Through Date of Termination. Following a Change of Control of the Company and during the term of this Agreement, during any period that Executive fails to perform Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay Executive's full base salary to Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until Executive's employment is terminated by the Company for Disability. Further, the Company shall pay Executive's normal post-termination compensation and benefits to Executive as such payments become due. Such post- termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.
         If Executive's employment shall be terminated for any reason following the occurrence of a Change of Control of the Company and during the term of this Agreement, the Company shall pay Executive's full salary to Executive through Executive's Official Employment Termination Date at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to Executive through Executive's Official

Employment Termination Date under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period. Further, the Company shall pay Executive's normal post-termination compensation and benefits to Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.
         B. Severance Benefits. Executive shall be entitled to receive the Severance Benefits described in Section 4.3 hereof provided there has been a Change of Control of the Company, not later than the end of the twenty-fourth month which begins after the month in which the Change of Control of the Company occurs(1), Executive experiences a Qualifying Circumstance and Executive signs a Receipt and Release and delivers it to the Company. Executive shall not be entitled to receive Severance Benefits if his or her employment is terminated for Cause or ends as a result of Executive becoming Disabled, Retiring, dying or resigning without Good Reason.
         4.2. Qualifying Circumstance. The occurrence or deemed occurrence of any one or more of the following events not later than the end of the period referred to in Section 4.1.B. (or not





---------------

        (1)In the case of a Change of Control of the Company described in
Section 3.1.H.(3) or (4) hereof, the period during which Executive must experience a Qualifying Circumstance in order to become entitled to Severance Benefits shall be, in lieu of the period referred to above, the period which ends on the earlier of (a) the last day of the twenty-fourth month subsequent to the month in which consummation of the transaction, approval of which constitutes the Change of Control of the Company, occurs, or (b) the last day of the thirtieth month subsequent to the month in which the Change of Control of the Company occurs.

later than the period referred to in footnote (1), if applicable) shall be considered to be a Qualifying Circumstance:
         BK. A successor company fails or refuses to assume the Company's obligations under this Agreement;
         BL. The Company or any successor company breaches any of the provisions of this Agreement;
         BM. Executive's employment with the Company ends unless his or her employment is terminated for Cause, or ends as a result of Executive becoming Disabled, Retiring, dying or resigning without Good Reason; or
         D.      Executive's resigns for Good Reason.
                 Executive's employment shall be deemed to have been terminated following a Change of Control of the Company by Executive with Good Reason if Executive's employment is terminated prior to the occurrence of a Change of Control of the Company without Cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change of Control of the Company or if Executive terminates his employment with Good Reason prior to the occurrence of a Change of Control of the Company (determined by treating a Potential Change of Control of the Company as a Change of Control of the Company in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.
         4.3. Description of Severance Benefits. The following items constitute the Severance Benefits Executive may receive hereunder:
         BN.     A severance payment equal to 2.99 times Executive's Annual
                 Base Salary; provided, however, that the amount of this payment, together with other amounts and/or benefits Executive receives hereunder (or under other plans, agreements, or arrangements sponsored by the Company or to which the Company is a party) as a result of the occurrence of the Change of Control of the Company which constitute "parachute payments" under Section 280G of the Code may not exceed the maximum amount deductible under Section 280G of the Code, and, if necessary to remain within the deduction limitation imposed by Code Section 280G, this severance payment shall be reduced to the maximum amount (but not below zero) which may be paid without loss of the Company's deduction under Code Section 280G;
         BO. An amount (in lieu of any amounts Executive may be entitled to receive as an eligible participant under the Annual Management Incentive Program) equal to the sum of (i) any incentive compensation Executive earned (or, if such amount has not yet been determined, the amount he or she would have earned assuming the Company's annual profit plan performance threshold was achieved) under the Annual Management Incentive Program for the fiscal year immediately preceding the year in which Executive's Official Employment Termination Date occurs, provided any such sum has not yet been paid; (ii) any incentive compensation Executive earned under the Annual Management Incentive Program with respect to any multi-year performance period which was completed on or prior to Executive's Official Employment Termination Date provided any such sum has not yet been paid; and (iii) a pro rata portion of the aggregate estimated value of all incentive compensation awards to Executive relating to all uncompleted one-year performance periods(2) under the Annual Management Incentive Program calculated by assuming the Company's annual profit plan performance threshold was achieved(3);
         BP.     Early lapse of restrictions applicable to all Restricted
                 Shares which were awarded to Executive under the Long-Term Incentive Plan prior to the time a Change of Control of the Company occurs (or, in the case of a Change of Control of the Company described in Section 3.1.H(3) or (4) hereof, any such shares awarded prior to consummation of the transaction, approval of which constitutes the Change of Control of the Company), and acceleration of vesting of all outstanding Employee Options granted to Executive under the Long-Term Incentive Plan prior to the time a Change of Control of the Company occurs (or, in the case of a Change of Control of the Company described in Section 3.1.H(3) or (4) hereof, any such options granted prior to consummation of the transaction, approval of which constitutes the Change of Control of the Company);





---------------

         (2)Executive shall not be entitled to receive a pro rata payment with respect to awards to be computed under multi-year performance periods which have not been completed on or prior to Executive's Official Employment Termination Date.

         (3)The pro rata portion of any such award shall be the amount payable
(i) assuming the Company's performance threshold in the annual profit plan for the year in which Executive's Official Employment Termination Date occurs was achieved, and (ii) that a multiplier was utilized based on the multiplier which would have applied had that performance occurred in the prior fiscal year, said amount to be multiplied by a fraction, the numerator of which is the number of full months which elapsed from the beginning of the performance period through Executive's Official Employment Termination Date and the denominator of which is twelve.

         BQ. Continuation of medical, dental, accident, and life insurance coverage for three full years subsequent to the Official Employment Termination Date; provided, however, that this coverage will be discontinued prior to the end of the three-year period if Executive receives substantially similar benefits from a subsequent employer (or such benefits are made available to Executive without cost during such period), as determined by the Committee (and any such benefits actually received by Executive or made available to Executive shall be reported to the Company by Executive); and, provided, further, that if the value of the coverage to be provided under this subsection causes a reduction in the Severance Benefits to be paid to Executive and such benefits are thereafter reduced by reason of Executive's receipt of similar benefits, the Company shall, at the time such benefits are reduced, pay to Executive the lesser of (i) the amount by which Executive's Severance Benefits were previously reduced, or (ii) the maximum amount which can be paid to Executive without such amount being, or causing any other payment to be, nondeductible by reason of
                 Section 280G of the Code; and
         BR. Payment by the Company of all legal fees and expenses incurred by Executive in connection with the resolution of issues regarding his or her rights under this Agreement; provided however, that such fees and expenses shall not exceed five percent of the amount of the Severance Benefits payable to Executive under this Agreement determined without reduction for taxes thereon.

        4.4. Effect of Death, Disability or Retirement. If, during the term of this Agreement, Executive (i) dies, (ii) fails to perform his or her duties with the Company on a full-time basis for six consecutive months due to Disability, and fails to recommence the full-time performance of his or her duties within thirty days after a written Notice of Termination is given to Executive (which notice may be given after Executive fails to perform his or her duties with the Company on a full-time basis for five consecutive months due to Disability), or
(iii) ends his or her employment by Retiring, this Plan shall expire as of the date of Executive's death, Official Employment Termination Date or date of Retirement, as the case may be, without any obligation on the part of the Company or its successors to pay any Severance Benefits to or with respect to Executive hereunder.
        4.5. Effect of Termination for Cause or Other Than for Good Reason. Following a Change of Control of the Company, if Executive's employment is terminated either (i) by the Company for Cause; or (ii) by Executive without Good Reason, subject to Section 4.1.A. hereof, the Company shall have no further obligations to Executive under this Agreement.
        4.6. Notice of Termination. After a Change of Control of the Company and during the term of this Agreement, any purported termination of Executive's employment (other than by reason of death), shall be communicated by a Notice of Termination from one party hereto to the other party hereto in accordance with
Section 8.3 hereof, and no purported termination which fails to comply with this requirement shall be effective.

                                   ARTICLE 5.
                     FORM AND TIMING OF SEVERANCE BENEFITS


         5.1. Form and Timing of Severance Benefits. Following Executive's satisfaction of the applicable conditions, the Severance Benefits shall be paid or provided in the manner and at the times hereinafter set forth. Severance Benefits described in Sections 4.3.A. and 4.3.B. hereof shall be paid in cash (except as otherwise provided herein) to Executive in a single lump sum as soon as practicable following Executive's Official Employment Termination Date, provided, however, that if the amounts of such payments cannot be finally determined within ninety days after such date, the Company shall pay Executive an estimate of the amount Executive is entitled to receive not later than such ninetieth day. Such estimate shall be determined in good faith by the Company. The Company shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2) of the Code) as soon as the final amount thereof can be determined. If the estimated payments exceed the amount subsequently determined to be due, any excess shall constitute a loan by the Company to Executive, which shall be repayable to the Company on the fifth business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). At the time that payments are made hereunder, the Company shall provide

Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations.
         If a decision is rendered by a court or a determination is made by the Internal Revenue Service that the aggregate "parachute payments" which were paid to or for Executive's benefit exceeded the maximum amount deductible under Code Section 280G, and such decision or determination has become final, then Executive shall be obligated to repay to the Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" which were paid to or for Executive's benefit over the aggregate "parachute payments" that could have been paid to or for Executive's benefit without loss of deduction under Section 280G of the Code with respect to any portion of such "parachute payments", and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in Section 1274(b)(2)(B) of the Code from the date of Executive's receipt of such excess until the date of Executive's repayment thereof.
         Early lapse of restrictions relating to Restricted Shares and acceleration of vesting of Employee Options under Section 4.3.C. shall occur as of Executive's Official Employment Termination Date. Severance Benefits described in Section 4.3.D. hereof shall be provided to Executive beginning on the Official Employment

Termination Date, and subject to Section 4.3.D hereof, shall continue for three full calendar years from such date. Payments of Executive's legal fees and expenses by the Company referred to in Section 4.3.E. hereof shall be made within thirty days after written requests by Executive for payment accompanied by such evidence of payment or incurrence of fees and expenses as the Company may reasonably require.
         5.2. Withholding of Taxes. Company shall withhold from any amounts payable under this Agreement all Federal, state, city, or other taxes as legally required.

                                   ARTICLE 6.
                                   SUCCESSORS


        6.1. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to receive Severance Benefits from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if Executive voluntarily terminated his or her employment for Good Reason after the occurrence of a Change of Control of the Company, except, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed to be Executive's Official Employment Termination Date.
        6.2. Beneficiaries. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid to Executive's estate or, if the Company is satisfied that there will be no probate proceeding involving Executive's estate, and Executive has executed a will which does not specifically refer to the Severance Benefits hereunder but which pours over the residue of Executive's estate to a trustee under a revocable inter vivos trust established by Executive during his or her lifetime, then all such amounts shall be paid to the trustee or successor trustee of such trust.

                                   ARTICLE 7.
               ADMINISTRATION AND CONFIDENTIALITY OF INFORMATION;
          OBLIGATIONS OF EXECUTIVE UPON A POTENTIAL CHANGE OF CONTROL


         7.1 Administration. This Agreement shall be administered by the Board, as advised by the Committee. In such advisory capacity, and with the approval of a majority of the Board concerning all such actions hereunder, the Committee, to the extent any of its actions are not contrary to the express provisions of the Agreement, is authorized to interpret this Agreement, to prescribe and rescind rules and regulations, to provide conditions and assurances deemed necessary and advisable to protect the interests of the Company, to recommend individuals for participation, and to make all other determinations necessary or advisable in connection with the administration of this Agreement.
         In fulfilling its administrative duties hereunder, the Board and the Committee may rely on outside counsel, independent accountants, or other consultants to render advice or assistance, and shall be indemnified by the Company for acting in reliance on such advice.
         7.2 Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive's employment by the Company or any of its affiliated companies and which shall not be or have become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7.2 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.
         7.3 Obligations of Executive Upon a Potential Change of Control. Executive agrees that, subject to the terms and conditions of this Agreement, in the event of the occurrence of a Potential Change of Control of the Company during the term of this Agreement, he or she will remain in the employ of the Company until the earliest of (i) a date which is six months from the date such Potential Change of Control of the Company occurs; (ii) the date of occurrence of a Change of Control of the Company; (iii) the date of termination by Executive of his or her employment for Good Reason (determined by treating the Potential Change of Control of the Company as a Change of Control of the Company in applying the definition of Good Reason), by reason of death, Disability or Retirement; or (iv) the date of termination by the Company of Executive's employment.

                                   ARTICLE 8.
                            MISCELLANEOUS PROVISIONS


        8.1. Entire Agreement. This Agreement shall constitute the entire agreement between the Company and Executive and shall supersede those provisions of any employment agreement between Executive and the Company or severance plan sponsored by the Company which agreement or plan, as the case may be, affects Executive's rights to receive benefits as a result of his or her termination of employment following the occurrence of a Change of Control of the Company. In all other respects, any employment agreement or plan shall continue in full force and effect, and is hereby ratified and confirmed.
        8.2. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.
        8.3. Notices. Except as otherwise specified herein, for purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                 To the Company:

                      Executive Vice President of Corporate
                        Staff and Human Resources
                      Comerica Tower at Detroit Center
                      500 Woodward Avenue, 31st Floor
                      Detroit, Michigan 48226

                      To Executive (current home address):


                      -------------------------------------


        8.4. Claims and Disputes; Arbitration. Claims for benefits under this Agreement shall be made in writing to the Company. If the claim is rejected or not acted upon within thirty days, a copy of the claim shall be presented to the Claims Arbiter. The Claims Arbiter shall provide a reasonable opportunity (not to exceed thirty days) for both parties to present relevant evidence and shall schedule a hearing if required by applicable law or if the Claims Arbiter otherwise determines to hold a hearing. The Claims Arbiter shall, within a reasonable period of time but not later than thirty days after receipt of the claim or the date of a hearing, whichever is later, provide written notice of disposition of the claim. If the claim is denied in whole or in part, such notice shall also set forth:

         A.      The specific reason or reasons for denial; and
         B. Specific reference to the pertinent provisions of the Agreement upon which the denial is based.
Unless waived by the Company in writing, Executive shall be required to exhaust his or her remedies under the foregoing claims procedure as a condition precedent to filing a claim for arbitration in accordance with the following paragraph.
         Any controversy arising out of or relating to this Agreement, or alleged breach thereof, shall be settled by binding arbitration in Wayne County, Michigan in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by the Company, one by Executive (or in the event of his or her death, Executive's legal representative) and the third of whom shall be appointed by the first two arbitrators. The arbitration shall be conducted as a de novo review in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         8.5 Limitation of Company's Liability. Notwithstanding any other provision hereof, the Company shall not be liable for any actual or potential loss or diminution of value Executive may incur or allege due to legal, financial accounting and/or internal Company policy restrictions applicable to Executive by reason of his or her position with the Company, including, without limitation, restrictions imposed by Section 16 of the Exchange Act, the Securities Act of 1933, as amended, the Company's internal trading blackout policy and the pooling-of-interest financial accounting rules applicable to dispositions of stock by "affiliates". Executive further agrees that he or she will not make any claim against the Company for reimbursement or otherwise in connection with any adverse financial consequences he or she may incur in complying with such rules and policy.
         IN WITNESS WHEREOF, Executive has hereunto set Executive's hand, and pursuant to authorization from its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first written above.



            EXECUTIVE:                         COMERICA INCORPORATED


                                       By
 --------------------------              ------------------------------
                                              Richard A. Collister

 --------------------------
                                       Title
                                            ---------------------------
                                              Executive Vice President

                                                           Exhibit A to
                                                           Comerica Incorporated
                                                           Executive Officer
                                                           Continuity Agreement


                              RECEIPT AND RELEASE


         Executive hereby acknowledges that he or she has been advised by Comerica Incorporated (the "Company") that he or she is entitled to receive a severance payment in the net amount of _______________ _____________________
Dollars ($___________) under Sections 4.3.A. and 4.3.B. of the Comerica Incorporated Executive Officer Continuity Agreement (the "Agreement") and that said sum is the correct amount owing to him or her under Sections 4.3.A. and 4.3.B. of the Agreement. Upon receipt by Executive of a check from the Company payable to the order of Executive in the above amount which is backed by sufficient funds, Executive hereby agrees to refrain from making any claim against the Company or any of its affiliates (or against any successors of the Company or of any of its affiliates) for any further sums under Sections 4.3.A. and 4.3.B. of the Agreement. Executive further reaffirms and agrees to honor all obligations Executive has under the Agreement.


                                                      EXECUTIVE

Dated:       _____________________         ________________________________

                           NAMES OF EMPLOYEES WHO ARE

                              PARTICIPANTS OF THE

                             COMERICA INCORPORATED

                     EXECUTIVE OFFICER CONTINUITY AGREEMENT

                  (Effective Date of Coverage January 1, 1996)





                                John R. Beran

                                Joseph J. Buttigieg, III

                                Richard A. Collister

                                George C. Eshelman

                                J. Michael Fulton

                                Dale E. Greene

                                Charles L. Gummer

                                John R. Haggerty

                                Thomas R. Johnson

                                John D. Lewis

                                Ronald P. Marcinelli

                                David B. Stephens

                                R. Fenton Talbott

                                David C. White